Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Kimberly Brown, Director, Investor Relations
(617) 796-8237
www.snhreit.com

Senior Housing Properties Trust Announces 2014 Third Quarter Results

Normalized FFO Per Share Increases to $0.44 Compared to $0.42 Last Year

Newton, MA (November 3, 2014):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2014.

SNH President and Chief Operating Officer David Hegarty made the following statement:

“SNH’s third quarter results continued to show improvement as normalized FFO per share increased 4.8% year-over-year.  Our MOB portfolio, which now represents our largest property operating segment, based on NOI contribution, continues to perform well, with a 2.6% increase in same property cash basis NOI during the quarter, largely from positive leasing activity. Same property NOI, or rental income, within our same property triple net leased senior living communities increased 2.3% during the quarter. Our managed senior living communities experienced increases in monthly rental rates and occupancy on a same property basis during the quarter, but same property NOI remained flat largely because of high operating expenses during the quarter. During the first nine months of 2014, we have also remained active and focused on acquiring high quality, private pay healthcare assets with strong credit quality tenants.”

Results for the quarter ended September 30, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2014 were $89.6 million, or $0.44 per share. This compares to Normalized FFO for the quarter ended September 30, 2013 of $78.8 million, or $0.42 per share.

Net income was $37.1 million, or $0.18 per share, for the quarter ended September 30, 2014, compared to net income of $38.1 million, or $0.20 per share, for the quarter ended September 30, 2013.  During the three months ended September 30, 2014, SNH recognized an impairment of assets adjustment of $216,000, or less than $0.01 per share, to add back a portion of previously recorded impairments to the carrying value of one property (one building) leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, included in discontinued operations to its actual net sale price realized during the third quarter. During the three months ended September 30, 2013, SNH recognized:  (1) a loss on early extinguishment of debt of $692,000, or less than $0.01 per share, related to the amendment of its revolving credit facility and the prepayment of one mortgage; and (2) a gain on sale of properties of $1.1 million, or less than $0.01 per share, related to the sale of one senior living community previously classified as held for sale.

The weighted average number of common shares outstanding were 203.8 million and 188.1 million for the quarters ended September 30, 2014 and 2013, respectively.

A reconciliation of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2014 and 2013 appears later in this press release.

Results for the nine months ended September 30, 2014:

Normalized FFO for the nine months ended September 30, 2014 were $256.3 million, or $1.30 per share. This compares to Normalized FFO for the nine months ended September 30, 2013 of $236.9 million, or $1.27 per share.

Net income was $113.4 million, or $0.57 per share, for the nine months ended September 30, 2014, compared to net income of $79.0 million, or $0.42 per share, for the nine months ended September 30, 2013.  During the nine months ended September 30, 2014, SNH recognized: (1) a gain on sale of properties of $2.6 million, or $0.01 per share, related to the sale of three senior living communities previously classified as held for sale; and (2) impairment of assets charges of $117,000, or less than $0.01 per share, to adjust the carrying value of one MOB (four buildings) included in discontinued operations to its aggregate estimated net sale price, which charge was partially offset by the add back of a portion of previously recorded impairments to the carrying value of three MOBs (three buildings) to their net sale prices. During the nine months ended September 30, 2013, SNH recognized:  (1) impairment of assets charges of $5.7 million, or $0.03 per share, to reduce the carrying value of four senior living communities and one parcel of land included in continuing operations to their aggregate estimated net sale prices; (2) a loss of on early extinguishment of debt of $797,000, or less than $0.01 per share, related to the amendment of its revolving credit facility and the prepayment of mortgages encumbering five properties; (3) a gain on sale of properties of $1.1 million, or less than $0.01 per share, related to the sale of one senior living community previously classified as held for sale; and (4) impairment of assets charges of $27.9 million, or $0.15 per share, to reduce the carrying value of four MOBs (seven buildings) included in discontinued operations to their aggregate estimated net sale prices.

The weighted average number of common shares outstanding were 197.3 million and 186.9 million for the nine months ended September 30, 2014 and 2013, respectively.

A reconciliation of net income determined in accordance with GAAP to FFO and Normalized FFO for the nine months ended September 30, 2014 and 2013 appears later in this press release.

Segment Operating Results for the quarter ended September 30, 2014:

For the three months ended September 30, 2014, 42.1% of SNH’s net operating income, or NOI, came from 98 MOBs with 9.1 million square feet.  As of September 30, 2014, 95.6% of our MOB square feet were leased, compared to 95.6% as of June 30, 2014 and 95.0% as of September 30, 2013.  Same property occupancy for MOBs owned continuously since July 1, 2013 remained unchanged at 94.9% as of September 30, 2014 compared to September 30, 2013.  Same property cash basis NOI increased 2.6% during the quarter ended September 30, 2014.

For the three months ended September 30, 2014, 41.1% of SNH’s consolidated NOI came from 218 triple net leased senior living communities with 24,383 living units.  Occupancy at triple net leased senior living communities was 85.2% during the most recent reported period, compared to 85.1% during the comparable period last year.(1) Same property occupancy for triple net leased senior living communities owned continuously from July 1, 2013 decreased 0.4 percentage points to 85.2% during the most recent reported period, from 85.6% during the comparable period last year.(1)  Same property NOI increased 2.3% during the quarter ended September 30, 2014.

For the three months ended September 30, 2014, 13.4% of SNH’s NOI came from 44 managed senior living communities with 7,051 living units.  Occupancy at managed senior living communities was 88.2% during the quarter ended September 30, 2014, compared to 87.6% during the comparable period last year.  Same property occupancy for managed senior living communities owned continuously since July 1, 2013 increased 0.8 percentage points to 88.1% during the quarter ended September 30, 2014, from 87.3% during the comparable period last year.  Same property NOI remained unchanged for the quarter ended September 30, 2014 compared to the quarter ended September 30, 2013.

A reconciliation of NOI and cash basis NOI to net income, determined in accordance with GAAP, for the quarters and nine months ended September 30, 2014 and 2013 appears later in this press release.

Recent Investment and Sales Activities:

In August 2014, SNH entered into an agreement to acquire 23 MOBs, for approximately $539.0 million, including the assumption of approximately $30.0 million of mortgage debt. The MOBs contain

(1) Most recent reported data is based upon the operating results provided by our tenants for the 12 months ended June 30, 2014 and 2013 or the most recent prior period for which tenant operating results are available.

approximately 2.2 million square feet and are located in 12 states. The 23 properties will be purchased in connection with the acquisition by Select Income REIT (NYSE: SIR) of Cole Corporate Income Trust (“CCIT”) pursuant to an agreement and plan of merger between SIR, a wholly owned subsidiary of SIR and CCIT, which provides for the merger of CCIT with and into the SIR subsidiary, or the Merger. SNH’s acquisition is contingent upon the completion of the Merger. The Merger is expected to be completed in the first half of 2015 and SNH’s acquisition of the 23 MOBs is expected to close substantially concurrently with the closing of the Merger, subject to the satisfaction of the other conditions of the SNH purchase transaction. The Merger is subject to various conditions and contingencies, including approval by the shareholders of SIR and the stockholders of CCIT; accordingly, SNH may not purchase some or all of these properties, the SNH purchase may be delayed or the terms of the SNH purchase may change.

In July 2014, SNH entered into an agreement to acquire one senior living community with 52 private pay assisted living units located in Jackson, WI, for approximately $7.0 million, excluding closing costs. In September 2014, SNH entered into an agreement to acquire one senior living community with 176 private pay independent and assisted living units located in Madison, WI, for approximately $40.4 million, excluding closing costs.  SNH intends to acquire these communities using a taxable REIT subsidiary structure and it expects to enter into long term management agreements with Five Star Quality Care, Inc., or Five Star, to manage these communities.

In September 2014, SNH sold one MOB (one building) with 62,000 square feet located in Rhode Island for $675,000, excluding closing costs and recorded no gain or loss on the sale.

In October 2014, SNH sold one senior living community with 70 units located in Virginia for $2.85 million, excluding closing costs. Also in October 2014, SNH sold two senior living communities with 177 units located in Arizona for $5.9 million, excluding closing costs. SNH will record the gain or loss, if any, on these sales during the period ending December 31, 2014 when all of the costs of the sales are known.

SNH is also currently marketing for sale four senior living communities with 305 living units and one MOB (four buildings) with an aggregate of 323,541 square feet. In aggregate, the majority of the combined revenues generated from the four senior living communities listed for sale comes from government funded programs, such as Medicare and Medicaid. The results of operations from the one MOB (four buildings) listed for sale and the one MOB (one building) sold during the third quarter are included in discontinued operations in SNH’s financial statements.

Recent Financing Activities:

In October 2014, SNH prepaid at par its $14.7 million loan incurred in connection with certain revenue bonds that were scheduled to mature in December 2027. That loan had an interest rate of 5.875%.  Also in October 2014, SNH prepaid a mortgage note encumbering one property with a principal balance of approximately $11.9 million and an interest rate of 6.25% that was scheduled to mature in May 2015.

Conference Call:

On Monday, November 3, 2014, at 1:00 p.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the financial results for the quarter and nine months ended September 30, 2014.  The conference call telephone number is (877) 407-4019.  Participants calling from outside the United States and Canada should dial (201) 689-8337.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time, Monday, November 10, 2014. To hear the replay, dial (201) 612-7415. The replay pass code is: 13593422.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website at www.snhreit.com. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.

The transcription, recording and retransmission in any way of SNH’s third quarter conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Third Quarter 2014 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, that owned 371 properties (398 buildings) located in 38 states and Washington, D.C. as of September 30, 2014. SNH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO ACQUIRE 23 MOBS. THE CLOSING OF THIS TRANSACTION IS SUBJECT TO CONDITIONS AND CONTINGENCIES, INCLUDING THE CLOSING OF THE MERGER OF SIR AND CCIT WHICH IS EXPECTED TO OCCUR IN THE FIRST HALF OF 2015. THE MERGER IS ITSELF SUBJECT TO CONDITIONS AND CONTINGENCIES, INCLUDING APPROVALS BY THE SHAREHOLDERS OF SIR AND STOCKHOLDERS OF CCIT. SNH CAN PROVIDE NO ASSURANCE THAT THE CONDITIONS AND CONTINGENCIES TO THE MERGER OR THE OTHER CONDITIONS AND CONTINGENCIES TO SNH’S ACQUISITION OF THE 23 MOBS WILL BE SATISFIED. ACCORDINGLY, SNH CAN PROVIDE NO ASSURANCE THAT THE ACQUISITION OF THE 23 MOBS WILL BE CONSUMMATED, THAT IT WILL NOT BE DELAYED OR THAT ITS TERMS WILL NOT CHANGE;

•                  THIS PRESS RELEASE STATES THAT SNH HAS ENTERED INTO AGREEMENTS TO ACQUIRE TWO SENIOR LIVING COMMUNITIES.  THESE TRANSACTIONS ARE SUBJECT TO CLOSING CONDITIONS. THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED OR THEIR TERMS MAY CHANGE;

•                  THIS PRESS RELEASE STATES THAT SNH HAS FOUR SENIOR LIVING COMMUNITIES AND ONE MOB CURRENTLY LISTED FOR SALE.  SNH MAY NOT BE ABLE TO SELL THESE PROPERTIES ON TERMS ACCEPTABLE TO IT OR OTHERWISE, AND THE SALES OF ANY OR ALL OF THESE PROPERTIES MAY NOT OCCUR; AND

•                  THIS PRESS RELEASE STATES THAT SNH EXPECTS TO ENTER INTO LONG TERM MANAGEMENT AGREEMENTS WITH FIVE STAR TO MANAGE TWO SENIOR LIVING COMMUNITIES SNH HAS AGREED TO ACQUIRE. HOWEVER, THERE CAN BE NO ASSURANCE THAT SNH WILL ACQUIRE THESE COMMUNITIES OR THAT SNH AND FIVE STAR WILL ENTER INTO AN ADDITIONAL MANAGEMENT AGREEMENT.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN ITS PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON SNH’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$137,614	$112,319	$377,339	$336,468
Residents fees and services	79,259	74,946	237,740	224,634
Total revenues	216,873	187,265	615,079	561,102

Expenses:
Property operating expenses	82,706	74,729	240,297	222,893
Depreciation	50,074	38,473	135,132	114,472
General and administrative	10,384	7,798	28,250	24,615
Acquisition related costs	15	396	2,649	2,590
Impairment of assets	—	—	—	5,675
Total expenses	143,179	121,396	406,328	370,245

Operating income	73,694	65,869	208,751	190,857

Interest and other income	78	42	336	612
Interest expense	(36,201)	(29,405)	(99,213)	(88,536)
Loss on early extinguishment of debt	—	(692)	—	(797)
Income from continuing operations before income tax expense and equity in earnings of an investee	37,571	35,814	109,874	102,136
Income tax expense	(156)	(125)	(502)	(405)
Equity in earnings of an investee	38	64	59	219
Income from continuing operations	37,453	35,753	109,431	101,950
Discontinued operations:
(Loss) income from discontinued operations	(557)	1,231	1,484	3,762
Impairment of assets from discontinued operations	216	—	(117)	(27,896)
Income before gain on sale of properties	37,112	36,984	110,798	77,816
Gain on sale of properties	—	1,141	2,552	1,141
Net income	$37,112	$38,125	$113,350	$78,957

Weighted average shares outstanding	203,792	188,102	197,317	186,942

Income from continuing operations per share	0.18	0.19	0.56	0.55
Income (loss) from discontinued operations per share	—	0.01	0.01	(0.13)
Basic and diluted net income per share	$0.18	$0.20	$0.57	$0.42

SENIOR HOUSING PROPERTIES TRUST

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM
OPERATIONS

(amounts in thousands, except per share data)

(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net income	$37,112	$38,125	$113,350	$78,957
Depreciation expense from continuing operations	50,074	38,473	135,132	114,472
Depreciation expense from discontinued operations	—	—	—	799
Gain on sale of properties	—	(1,141)	(2,552)	(1,141)
Impairment of assets	—	—	—	5,675
Impairment of assets from discontinued operations	(216)	—	117	27,896
FFO	86,970	75,457	246,047	226,658
Estimated business management incentive fees(2)	—	—	—	75
Acquisition related costs from continuing operations	15	396	2,649	2,590
Loss on early extinguishment of debt	—	692	—	797
Percentage rent adjustment(3)	2,600	2,300	7,600	6,800
Normalized FFO	$89,585	$78,845	$256,296	$236,920

Weighted average shares outstanding	203,792	188,102	197,317	186,942

FFO per share	$0.43	$0.40	$1.25	$1.21
Normalized FFO per share	$0.44	$0.42	$1.30	$1.27
Net income per share	$0.18	$0.20	$0.57	$0.42
Distributions declared per share	$0.39	$0.39	$1.17	$1.17

(1)               SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH’s includes estimated percentage rent in the period to which it estimates that it relates rather than when it is recognized as income in accordance with GAAP and excludes acquisition related costs, gain or loss on early extinguishment of debt, gain or loss on lease terminations, estimated business management incentive fees and loss on impairment of intangible assets, if any.  SNH considers FFO and Normalized FFO to be appropriate measures of operating performance for a real estate investment trust, or REIT, along with net income, operating income and cash flow from operating activities.  SNH believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of its operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to shareholders.  Other factors include, but are not limited to, requirements to maintain its status as a REIT, limitations in its revolving credit facility agreement, term loan agreement and public debt covenants, the availability of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)               Amounts represent estimated incentive fees under SNH’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual Normalized FFO per share and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, SNH recognizes an estimated business management incentive fee expense, if any, each quarter.  Although SNH recognizes this expense, if any, each quarter for purposes of calculating net income, SNH does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

(3)               In calculating net income in accordance with GAAP, SNH recognizes percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned.  Although SNH defers recognition of this revenue until the fourth quarter for purposes of calculating net income, it includes these estimated amounts in its calculation of Normalized FFO for each quarter of the year.  The fourth quarter Normalized FFO calculation excludes the amounts included during the first three quarters.

SENIOR HOUSING PROPERTIES TRUST

CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI

(amounts in thousands)

(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	9/30/2014	9/30/2013	9/30/2014	9/30/2013
Calculation of NOI (1):
Revenues:
Rental income	$ 137,614	$ 112,319	$ 377,339	$ 336,468
Residents fees and services	79,259	74,946	237,740	224,634
Total revenues	216,873	187,265	615,079	561,102
Property operating expenses	82,706	74,729	240,297	222,893
Property net operating income (NOI):	134,167	112,536	374,782	338,209
Non cash straight line rent adjustments	(2,876)	(1,567)	(6,806)	(5,413)
Lease value amortization	(1,264)	858	(1,111)	2,692
Lease termination fees	-	(4)	-	(7)
Cash Basis NOI	$ 130,027	$ 111,823	$ 366,865	$ 335,481

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	130,027	111,823	$366,865	$335,481
Non cash straight line rent adjustments	2,876	1,567	6,806	5,413
Lease value amortization	1,264	(858)	1,111	(2,692)
Lease termination fees	-	4	-	7
Property NOI	134,167	112,536	374,782	338,209
Depreciation expense	(50,074)	(38,473)	(135,132)	(114,472)
General and administrative expense	(10,384)	(7,798)	(28,250)	(24,615)
Acquisition related costs	(15)	(396)	(2,649)	(2,590)
Impairment of assets	-	-	-	(5,675)
Operating income	73,694	65,869	208,751	190,857

Interest and other income	78	42	336	612
Interest expense	(36,201)	(29,405)	(99,213)	(88,536)
Loss on early extinguishment of debt	-	(692)	-	(797)
Loss on lease terminations	-	-	-	-
Income before income tax expense and
equity in earnings of an investee	37,571	35,814	109,874	102,136
Income tax expense	(156)	(125)	(502)	(405)
Equity in earnings of an investee	38	64	59	219
Income from continuing operations	37,453	35,753	109,431	101,950
Discontinued operations
Income from discontinued operations	(557)	1,231	1,484	3,762
Impairment of assets from discontinued operations	216	-	(117)	(27,896)
Income before gain on sale of properties	37,112	36,984	110,798	77,816
Gain on sale of properties	-	1,141	2,552	1,141
Net income	$ 37,112	$ 38,125	$ 113,350	$ 78,957

(1)                                 SNH calculates NOI and Cash Basis NOI as shown above excluding properties classified as discontinued operations.  SNH defines NOI as income from its real estate less its property operating expenses.  NOI excludes amortization of capitalized tenant improvement costs and leasing commissions.  SNH defines Cash Basis NOI as NOI less non cash straight line rent adjustments, lease value amortization and lease termination fees, if any. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of our properties.  SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs.  The calculation of NOI and Cash Basis NOI excludes certain components of net income in order to provide results that are more closely related to its properties’ results of operations.  NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities determined in accordance with GAAP, or as indicators of SNH’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of SNH’s needs.  These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in SNH’s Consolidated Statements of Income and Comprehensive Income and Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

SENIOR HOUSING PROPERTIES TRUST

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

Balance Sheet:

	September 30,	December 31,
	2014	2013
ASSETS
Real estate properties	$6,184,068	$5,263,625
Less accumulated depreciation	(946,566)	(840,760)
	5,237,502	4,422,865
Cash and cash equivalents	80,750	39,233
Restricted cash	10,986	12,514
Deferred financing fees, net	32,021	27,975
Acquired real estate leases and other intangible assets, net	482,564	103,494
Other assets	145,299	158,585
Total assets	$5,989,122	$4,764,666

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$100,000
Unsecured term loan	350,000	—
Senior unsecured notes, net of discount	1,743,272	1,093,337
Secured debt and capital leases	669,011	699,427
Accrued interest	32,555	15,839
Assumed real estate lease obligations, net	125,493	12,528
Other liabilities	84,576	66,546
Total liabilities	3,004,907	1,987,677

Total shareholders’ equity	2,984,215	2,776,989
Total liabilities and shareholders’ equity	$5,989,122	$4,764,666

(END)